As filed with the Securities and Exchange Commission - January 8, 1999
                                                      Registration No. 333-25273
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ------------

                               C-PHONE CORPORATION
             (Exact name of registrant as specified in its charter)

         NEW YORK                                                06-1170506
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             6714 NETHERLANDS DRIVE
                        WILMINGTON, NORTH CAROLINA 28405
                                 (910) 395-6100
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                                  ------------

                                 DANIEL P. FLOHR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               C-PHONE CORPORATION
                             6714 NETHERLANDS DRIVE
                        WILMINGTON, NORTH CAROLINA 28405
                                 (910) 395-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ------------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            MICHAEL D. SCHWAMM, ESQ.
                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 984-7700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                EXPLANATORY NOTE

         A total of 3,684,668 shares of common stock, par value $.01 per share (the "Common Stock") of C-Phone Corporation were registered under the Securities Act of 1933 by the filing of a Registration Statement on Form S-3 (File No. 333-25273) (the "Registration Statement"). The Registration Statement was declared effective on June 25, 1997.

         1,186,963 shares of Common Stock were sold by the selling stockholders pursuant to the Registration Statement. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining 2,497,705 shares of Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on January 8, 1999.

                                    C-PHONE CORPORATION


                                    By: /s/ Paul H. Albritton
                                       -------------------------------------
                                            Paul H. Albritton
                                            Vice President and Chief Financial
                                            Officer (Principal Financial and
                                            Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated:

January 8, 1999                                                  *
                                      ------------------------------------------
                                      Daniel P. Flohr
                                      President, Chief Executive Officer
                                      and Director (Principal Executive Officer)

January 8, 1999                                                 *
                                      -----------------------------------------
                                      Tina L. Jacobs
                                      Director

January 8, 1999                                                 *
                                      -----------------------------------------
                                      Seymour L. Gartenberg
                                      Director

January 8, 1999                                                 *
                                      -----------------------------------------
                                      E. Henry Mize
                                      Director

January 8, 1999                                                 *
                                      -----------------------------------------
                                      Donald S. McCoy
                                      Director

January 8, 1999                                                 *
                                      -----------------------------------------
                                      Stuart E. Ross
                                      Director

January 8, 1999                       /s/ Paul H. Albritton
                                      -----------------------------------------
                                      Paul H. Albritton
                                      Vice President and Chief Financial
                                      Officer (Principal Financial and
                                      Accounting Officer)


                                      By: /s/ Paul H. Albritton
                                      -----------------------------------------
                                              Paul H. Albritton
                                              Attorney-in-fact